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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     /X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Michigan National Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:
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

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   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   APRIL 19, 1994
   AND PROXY STATEMENT

   [LOGO]
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
      Notice of Annual Meeting of Stockholders

                                     [LOGO]

To the Stockholders of
  MICHIGAN NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICHIGAN NATIONAL CORPORATION (the "Corporation") will be held at the offices of the Corporation located at 27777 Inkster Road, Farmington Hills, Michigan 48334, on Tuesday, April 19, 1994, at 10:00 A.M. for the purpose of:

          (1) Electing fourteen directors for the Corporation to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

          (2) Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on February 22, 1994 are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the meeting in person, the Board of Directors urges you to sign, date and promptly return the enclosed Proxy in the accompanying envelope.

     A complete alphabetical list of stockholders entitled to vote at the meeting, including their addresses and number of shares, will be open for inspection by stockholders at the meeting, and for at least ten days prior to the meeting, during regular business hours at the offices of the Corporation at 27777 Inkster Road, Farmington Hills, Michigan 48334.

                                        By order of the Board of Directors,

                                        LAWRENCE L. GLADCHUN
                                        Secretary

Farmington Hills, Michigan
March 17, 1994
- --------------------------------------------------------------------------------

                                   IMPORTANT
   EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO MARK, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY, AT YOUR DISCRETION, REVOKE THE PROXY AND VOTE IN PERSON.
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
                               Proxy Statement


                                     [LOGO]

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Michigan National Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation and any adjournment or adjournments thereof. The Annual Meeting will be held on April 19, 1994 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, Notice of Annual Meeting of Stockholders and Proxy Card are first being provided to stockholders on or about March 17, 1994. Stockholders of the Common Stock of the Corporation as of the close of business on February 22, 1994 will be entitled to be present and to vote at the meeting. On February 22, 1994, there were 15,197,014 shares of Common Stock outstanding and entitled to vote. The Corporation has no other class of stock issued and outstanding at this time that is entitled to vote at the meeting.

     The Board of Directors requests that you execute and return the Proxy promptly, whether or not you plan to attend the meeting. The shares represented by properly executed Proxies will be voted in accordance with the instructions provided therein and, where no instructions are given, will be voted in favor of the nominees for election as directors. Any Proxy may be revoked by the person giving it at any time prior to it being exercised by giving written notice of such revocation to the Secretary of the Corporation prior to the Annual Meeting, or by the vote of the stockholder in person at the Annual Meeting.

     The persons named in the Proxy to represent stockholders who are present by proxy at the meeting are Robert J. Mylod, Chairman of the Board and Chief Executive Officer of the Corporation and Lawrence L. Gladchun, Senior Vice President, General Counsel and Secretary of the Corporation.

     The Corporation will provide without charge to each beneficial owner of its shares, upon such stockholder's written request, a copy (without exhibits) of the Corporation's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 1993. Requests for copies should be addressed to: Lawrence L. Gladchun, Senior Vice President, General Counsel and Secretary, Michigan National Corporation, 27777 Inkster Road, P.O. Box 9065, Farmington Hills, Michigan 48333-9065. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below includes all the stockholders of the Corporation known by the Corporation as beneficially owning more than five percent of its Common Stock.

                                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                 ---------------------------------------------------------------------------
                                                  COMMON
                                                   STOCK                                                         PERCENTAGE
                                                 BENEFICIALLY                   NATURE OF                            OF
                                                 OWNED AS                  BENEFICIAL OWNERSHIP                 OUTSTANDING
                                                    OF        ----------------------------------------------    COMMON STOCK
                                                 FEBRUARY      SOLE       SHARED       SOLE         SHARED         AS OF
             NAME AND ADDRESS OF                    22,       VOTING      VOTING      INVESTMENT   INVESTMENT   FEBRUARY 22,
              BENEFICIAL OWNER                     1994        POWER       POWER       POWER         POWER          1994
- ---------------------------------------------    ---------    -------    ---------    -------      ---------    ------------
Michigan National Corporation
Employee Stock Ownership Plan(1)
  Michigan National Bank
  Grand Rapids, Michigan.....................    1,247,080      --       1,247,080      --         1,247,080         8.21%

Michigan National Corporation
Deferred Compensation Plan and Trust(2)
  Michigan National Bank
  Grand Rapids, Michigan.....................    1,176,374      --       1,176,374      --         1,176,374         7.74%

Heine Securities Corporation(3)
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078..............      840,300    840,300       --        840,300         --             5.53%

Invesco PLC
  11 Devonshire Square
  London EC2M 4YR England....................      781,500      --         781,500      --           781,500         5.14%

- -------------------------
(1) Trust shares are held for the benefit of the participants in the Michigan National Corporation Employee Stock Ownership Plan ("Stock Ownership Plan") and are voted by the Trustee - Michigan National Bank, Trust Department, 77 Monroe Center, P.O. Box 1707, Grand Rapids, MI 49501.

    Participants have the right to direct the vote of all shares allocated to their accounts in the Stock Ownership Plan whether vested or unvested. Shares which are not allocated to the account of a particular participant, and allocated shares for which timely and proper directions are not received by the Trustee, will be voted by the Trustee in the same proportion as it votes the shares as to which timely and proper directions are received. Participants also have the right to respond to tender or exchange offers for the Common Stock allocated to their accounts. Various officers of the Corporation who are named or included as a group in the section entitled "Security Ownership of Management" on page 3 are participants in the Stock Ownership Plan.

(2) Plan shares are held for the benefit of the participants in the Michigan National Corporation Deferred Compensation Plan ("Deferred Compensation Plan"), and are voted by the Trustee - Michigan National Bank, Trust Department, 77 Monroe Center, P.O. Box 1707, Grand Rapids, MI 49501.

    The Deferred Compensation Plan participants have the right to direct the vote of all shares allocated to their accounts in the Deferred Compensation Plan whether vested or unvested. Allocated shares (and in some instances certain unallocated shares) for which timely and proper directions are not received by the Trustee will be voted by the Trustee in the same proportion as it votes the shares as to which timely and proper directions are received. Shares allocated to the Payroll Based Stock Option Plan ("PAYSOP"), an account in the Deferred Compensation Plan, will not be voted at all unless timely and proper instructions are received by the Trustee. As of February 22, 1994, the total number of shares allocated to such PAYSOP account was 37,012. Participants must approve certain dispositions of the Corporation's stock by the Trustee of the Deferred Compensation Plan. Various officers of the Corporation who are named or included as a group in the section entitled "Security Ownership of Management" are participants in the Deferred Compensation Plan.

(3) Heine Securities Corporation ("HSC") is an investment advisor registered with the Securities and Exchange Commission. One or more of its advisory clients is the actual owner of the shares; however, pursuant to advisory contracts with its clients, HSC has sole voting and investment discretion with respect to such shares. HSC disclaims any economic interest in any of the shares owned by its clients.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                          --------------------------------------------------------------------------------
                                                                                                             PERCENTAGE OF
                                             COMMON                          NATURE OF                        OUTSTANDING
                                              STOCK                     BENEFICIAL OWNERSHIP                    COMMON
                                          BENEFICIALLY     ----------------------------------------------        STOCK
                                           OWNED AS OF      SOLE      SHARED        SOLE         SHARED          AS OF
                                          FEBRUARY 22,     VOTING     VOTING     INVESTMENT    INVESTMENT    FEBRUARY 22,
       NAME OF DIRECTOR/NOMINEE               1994          POWER      POWER       POWER         POWER          1994(1)
- ---------------------------------------   -------------    -------    -------    ----------    ----------    -------------
Daniel T. Carroll......................        1,000         1,000         --        1,000            --           .01%
John S. Carton.........................        7,835         4,720      3,115        4,720         3,115           .05%
Douglas E. Ebert.......................      100,200(2)    100,200         --      100,200            --           .66%
Sidney E. Forbes.......................       30,000        30,000         --       30,000            --           .20%
Sue L. Gin.............................        3,600         3,600         --        3,600            --           .02%
Morton E. Harris.......................       38,452(3)      2,127     36,325        2,127        36,325           .25%
Gerald B. Mitchell.....................        2,882(4)      1,016         --        1,016         1,866           .02%
Robert J. Mylod........................      130,809(2)    127,979      2,830      127,979         2,830           .86%
William F. Pickard.....................        1,417         1,417         --        1,417            --           .01%
Stanton Kinnie Smith, Jr...............        8,784(4)      6,277      1,000        6,277         2,507           .06%
Walter H. Teninga......................        3,798         3,798         --        3,798            --           .02%
Stephen A. Van Andel...................          100            --        100           --           100           .00%
Richard T. Walsh.......................        1,000         1,000         --        1,000            --           .01%
James A. Williams......................       11,841(5)      1,125     10,716        1,125        10,716           .08%

NAME OF EXECUTIVE OFFICER(6)
- ----------------------------
Eric D. Booth..........................       21,184(2)     18,535      2,649       18,535         2,649           .14%
Lawrence L. Gladchun...................       36,729(2)     30,814      5,915       30,814         5,915           .24%
Charles W. Kight.......................       10,225(2)      8,357      1,868        8,357         1,868           .07%
Edward H. Sondker......................        7,303(2)      6,700        603        6,700           603           .05%

ALL EXECUTIVE OFFICERS AND DIRECTORS AS
  A GROUP (26 persons including those
  named above).........................      546,256(2)    441,298    101,585      440,898       104,958          3.53%

- -------------------------
(1) The calculation of each of the percentages shown in this column is based upon the number of shares of Common Stock outstanding and entitled to vote of 15,197,014 plus the number of stock options held by each of the persons named in the table or, in the case of the officers and directors as a group, the stock options held in the aggregate by the executive officers in the group, which are exercisable within sixty days of the filing.

(2) The beneficial ownership of shares shown in this column include currently exercisable options to purchase Common Stock of the Corporation and options exercisable within sixty days of the filing, which were granted to various individuals named in this table, or included in the group, pursuant to the Corporation's Stock Option and Performance Incentive Plan. Currently exercisable options, or options exercisable within sixty days of the filing, include 31,666 shares for Robert J. Mylod, 100,000 shares for Douglas E. Ebert, 14,000 shares for Eric D. Booth, 23,834 shares for Lawrence L. Gladchun, 8,000 shares for Charles W. Kight, 6,000 shares for Edward H. Sondker and 80,203 shares held by the other executive officers in the group who are not named in the table.

    The shares shown in this column also include shares allocated to the individual accounts of the named persons and all officers and directors included as a group in the table, which are held by the Deferred Compensation Plan and the Stock Ownership Plan. Michigan National Bank, a subsidiary of the Corporation, is the "Trustee" of the Plans. The stock holdings of the Trustee are further described in the section entitled "Security Ownership of Certain Beneficial Owners" on page 2.

    Fully vested amounts accrued pursuant to the Deferred Compensation Plan include 14 shares for Robert J. Mylod, 815 shares for Eric D. Booth, 3,408 shares for Lawrence L. Gladchun, 1,053 shares for Charles W. Kight, 182 shares for Edward H. Sondker and 23,546 shares held by the other executive officers in the group who are not named in the table.

    Fully vested amounts accrued pursuant to the Stock Ownership Plan include 2,816 shares for Robert J. Mylod, 1,834 shares for Eric D. Booth, 1,707 shares for Lawrence L. Gladchun, 815 shares for Charles W. Kight, 321 shares for Edward H. Sondker, and 7,932 shares held by the other executive officers in the group who are not named in the table.

(3) Includes 36,325 shares held by Spectrum Associates of which Mr. Harris is managing partner.

(4) Includes 1,866 shares acquired by Mr. Mitchell and 1,507 shares acquired by Mr. Smith pursuant to their elections to defer fees into common stock pursuant to the Deferred Compensation Plan for Directors of Michigan National Corporation and Michigan National Bank.

(5) Includes 445 shares as to which Mr. Williams disclaims beneficial ownership.

(6) For security ownership of Robert J. Mylod, Chairman and Chief Executive Officer, and Douglas E. Ebert, President and Chief Operating Officer, refer to their entries above with the list of directors.

                             ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that there shall not be less than two or more than twenty-five directors. Pursuant to the By-laws, the Board of Directors has determined that fourteen directors shall constitute the Corporation's Board of Directors. Management recommends that votes be cast for the election of a total of fourteen directors from the nominees for directors named below. The vote of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required for the election of directors. Each stockholder will be entitled to one vote in person or by proxy for each share of the Corporation's Common Stock held by the stockholder. Proxies containing abstentions or broker non-votes will be counted as present for purposes of determining a quorum but will not be counted as votes cast with respect to the election of directors. Each elected director shall serve until the next annual meeting or until a successor is elected and qualified.

     It is intended that the shares represented by Proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted for the nominees named below. If any nominee becomes unavailable or declines to serve, which is not anticipated, the persons named in the Proxy may vote the shares represented by them for any substitute nominee proposed by management. Each person listed below has consented to being named as a nominee and has indicated a willingness to serve as a director if elected.

                                                           PRINCIPAL OCCUPATION AND
                                 DIRECTOR                 BUSINESS EXPERIENCE DURING
      NOMINEE NAME         AGE     SINCE            PAST 5 YEARS AND OTHER DIRECTORSHIPS(1)
- -------------------------  ---   ---------    ---------------------------------------------------
DANIEL T. CARROLL........  68      1985       Chairman and President, The Carroll Group, Inc.
                                              (management consulting firm); Director, A. M.
                                              Castle and Co., AON Corporation, Comshare, Inc.,
                                              Diebold Inc., Wolverine World Wide, Inc., American
                                              Woodmark Corporation, UDC Homes, Inc., Woodhead
                                              Industries, Inc., DeSoto, Inc. and Oshkosh Truck
                                              Corporation.

JOHN S. CARTON...........  53      1989       Chairman, President and Chief Executive Officer,
                                              Pineview Inc. (privately owned golf club);
                                              Chairman, President and Chief Executive Officer,
                                              Turfside Inc. (restaurant).

                                                           PRINCIPAL OCCUPATION AND
                                 DIRECTOR                 BUSINESS EXPERIENCE DURING
      NOMINEE NAME         AGE     SINCE            PAST 5 YEARS AND OTHER DIRECTORSHIPS(1)
- -------------------------  ---   ---------    ---------------------------------------------------
DOUGLAS E. EBERT.........  48    Dec. 1993    President and Chief Operating Officer, Michigan Na-
                                              tional Corporation (since Dec. 13, 1993), Michigan
                                              National Bank (since Dec. 13, 1993); President and
                                              Chief Executive Officer, Lincoln Financial
                                              Corporation (Mar. 1992-Feb. 1993), Southeast
                                              Banking Corporation (Jan. 1991-Sept. 1991);
                                              Chairman, President and Chief Executive Officer,
                                              Southeast Bank, N.A. (Jan. 1991-Sept. 1991);
                                              President and Chief Operating Officer, Southeast
                                              Banking Corporation (July 1990-Jan. 1991),
                                              Southeast Bank, N.A. (July 1990-Jan. 1991); Sector
                                              Executive Vice President, Manufacturers Hanover
                                              Corporation (April 1985-May 1990).

SIDNEY E. FORBES.........  57      1989       Partner, Forbes/Cohen Properties (developer and
                                              owner of shopping malls and other commercial
                                              properties).

SUE L. GIN...............  52      1989       Chairman and Chief Executive Officer, Flying Food
                                              Fare, Inc. (provider of food service to airlines);
                                              Partner, New Management, Ltd.; Director,
                                              Commonwealth Edison and Georgetown University.

MORTON E. HARRIS.........  74      1985       Managing Partner, Spectrum Associates
                                              (investments); Managing Partner, Harris Foundation.

GERALD B. MITCHELL.......  66      1979       Retired; Chairman, Dana Corporation (vehicular and
                                              industrial parts) (until 1990); Chairman and Chief
                                              Executive Officer, Dana Corporation (until 1989);
                                              Director, George Weston LTD, Canada, Worthington
                                              Industries, Westpoint Stevens and Eastman Chemical
                                              Co.

ROBERT J. MYLOD..........  54      1985       Chairman and Chief Executive Officer, Michigan Na-
                                              tional Corporation, Michigan National Bank;
                                              Chairman and Director, Independence One Bank of
                                              California, FSB(2); Chief Executive Officer,
                                              Independence One Bank of California, FSB(2) (until
                                              Jan. 1991); Chairman, President and Director,
                                              Lockwood Banc Group, Inc.(2) (since Jan. 1994);
                                              Director, Federal Reserve Bank of Chicago-Detroit
                                              Branch (1989-1991), CRI Insured Mortgage
                                              Association, Inc. and CRI Liquidating REIT, Inc.
                                              (1989-1991); Director at-large, VISA U.S.A., Inc.

WILLIAM F. PICKARD.......  53      1989       Chairman and Chief Executive Officer, Regal
                                              Plastics Company (manufacturer of plastic parts for
                                              automotive and other industries); Owner/operator,
                                              multiple McDonald's restaurant franchises.

                                                           PRINCIPAL OCCUPATION AND
                                 DIRECTOR                 BUSINESS EXPERIENCE DURING
      NOMINEE NAME         AGE     SINCE            PAST 5 YEARS AND OTHER DIRECTORSHIPS(1)
     --------------        ---   ---------       --------------------------------------------
STANTON KINNIE SMITH, JR.  63      1985       Vice Chairman, CMS Energy Corporation (holding com-
                                              pany for gas and electric power in Michigan ) (since
                                              Dec. 1991); President and Director, CMS Energy Corpo-
                                              ration (1988-1991); Director, CLARCOR, Inc.

WALTER H. TENINGA........  66      1979       Retired; President and Chief Executive Officer,
                                              American ClubStores, Inc. (retailing company)
                                              (until Aug. 1993); Chairman and Director, Warehouse
                                              Club, Inc. (until July 1991); Director, Solo Serve
                                              Corporation, Great Lakes Real Estate Investment
                                              Trust and Developers Diversified Realty
                                              Corporation.

STEPHEN A. VAN ANDEL.....  38       --        Vice President and Chairman of Executive Committee,
                                              Amway Corporation (manufacturer and distributor
                                              through independent distributors of home, personal
                                              care, nutrition and catalog products); Director,
                                              Amway Asia Pacific.

RICHARD T. WALSH.........  58      1985       Consultant; President, Chief Executive Officer and
                                              Director, Core Industries Inc (manufacturers of
                                              electronic products, farm equipment, fluid control
                                              and construction products) (until Mar. 1992);
                                              President, Chief Operating Officer and Director,
                                              Core Industries Inc (1986-1991).

JAMES A. WILLIAMS........  52      1989       Chairman and President, Williams, Schaefer, Ruby &
                                              Williams, P.C. (law firm); Director, Independence
                                              One Investment Services, Corp.(2) (until Apr.
                                              1993).

- -------------------------
(1) Each of the nominees, except for Stephen A. Van Andel, is also a Director of Michigan National Bank, the Corporation's principal banking subsidiary.

(2) Independence One Bank of California, FSB (formerly Beverly Hills Business Bank, FSB), Mission Viejo, CA; Independence One Investment Services, Corp., Farmington Hills, MI; and Lockwood Banc Group, Inc., Houston, TX are wholly-owned subsidiaries of the Corporation.

                         ------------------------------

     The By-laws provide that nominations for the election of directors may be made by stockholders entitled to vote for the election of directors at any annual or special meeting of stockholders at which directors are to be elected. Nominations by stockholders shall be made by written notice, which shall set forth (i) as to each individual nominated: (A) the name, date of birth, business and residence address; (B) the business experience during the past five years, including his or her principal occupations and employment during such period, and such other information as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) persons submitting the nomination and any person acting in concert shall submit to the Secretary of the Corporation: (A) the name and business address of such persons;
(B) the name and address of such person as they appear on the Corporation's books (if they so appear); and (C) the class and number of shares of the Corporation which are beneficially owned by such person. A written consent by the nominee to be named in a proxy statement as a nominee as well as a statement that such person will serve as a director if elected, signed by the nominee, shall be filed with any notice.

     Notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation 60 days or more before the date of the stockholders meeting if such notice is to be submitted at an annual stockholders meeting provided, however, that if such annual meeting is called to be held before the second Tuesday of April or if such notice is to be submitted at a special meeting of stockholders at which directors are to be elected, such notice shall be delivered no later than the close of business on the 15th day following the day on which notice of the date of the stockholders meeting was given. If the presiding officer of the meeting in his discretion determines and declares that a nomination was not made in accordance with the foregoing, such nomination shall be disregarded.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     As a result of a reorganization announced on March 10, 1994, Messrs. Kight, Tull and Zarnoch no longer serve in executive officer positions of the Corporation. Any references in this Proxy Statement to any of these individuals reflect information as of December 31, 1993.

                 NAME, PRINCIPAL POSITIONS AND OFFICES WITH THE CORPORATION,                             POSITION
        BUSINESS EXPERIENCE, PRINCIPAL OCCUPATION AND EMPLOYMENT DURING PAST 5 YEARS            AGE        SINCE
- ---------------------------------------------------------------------------------------------   ---    -------------
MARC L. BELSKY, First Vice President, Planning and Analysis..................................   38         1990
  First Vice President, Michigan National Bank (since 1990)
  Vice President, Michigan National Bank (since 1986)
  Treasurer, MNC Leasing Company(1) (since 1990)
  Treasurer, MNC Financial Services(2) (since 1990)
  Treasurer, Independence One Investment Services Corp.(1) (1989-1990)
  Chief Financial Officer and Treasurer, Independence One Capital Management Corporation(3)
        (1989-1990)

ERIC D. BOOTH, Executive Vice President, Mortgage Banking....................................   49         1985
  Chairman, President and Chief Executive Officer, Independence One Mortgage Corporation(2)
        (since Oct. 1993)
  Executive Vice President, Michigan National Bank (since Mar. 1987)
  Vice Chairman and Director, Independence One Bank of California, FSB(1) (Since Jan. 1989)
  Chairman and Chief Executive Officer, Independence One Mortgage Corporation(2) (since 1990)
  Chairman, President and Director, Lockwood Banc Group, Inc.(1) (Oct. 1991-Jan. 1994)
  Chairman and Chief Executive Officer, Independence One Asset Management Corporation(1)
        (since Aug. 1989)
  Chairman and Director, Independence One Financial Services, Inc.(2) (since May 1990)
  Director, First State Bank and Trust Company of Port Lavaca(1) (1990-Dec. 1993)
  Director, Lockwood National Bank of Houston(4) (Nov. 1991-Jan. 1994)
  Director, Independence One Mortgage Corporation(2) (since 1985)
  Director, Independence One Life Insurance Company(1) (since May 1990)
  Director, Independence One Holding Company(1) (since July 1992)
  Director, Michigan National Corporation (until April 1989)

                 NAME, PRINCIPAL POSITIONS AND OFFICES WITH THE CORPORATION,                             POSITION
        BUSINESS EXPERIENCE, PRINCIPAL OCCUPATION AND EMPLOYMENT DURING PAST 5 YEARS            AGE        SINCE
- ---------------------------------------------------------------------------------------------   ---    -------------
DOUGLAS E. EBERT(5), President and Chief Operating Officer...................................   48     Dec. 13, 1993

LAWRENCE L. GLADCHUN, Senior Vice President, General Counsel and Secretary...................   43         1988
  Executive Vice President, General Counsel and Secretary, Michigan National Bank
        (since Nov. 1988)
  Executive Vice President, Michigan National Bank (since Mar. 1987)
  Director, Executive Relocation Corporation(2) (since Dec. 1990)
  Director, Independence One Bank of California, FSB(1) (since Jan. 1989)
  Director, Lockwood Banc Group, Inc.(1) (since Oct. 1991)
  Director, Michigan National Bank (until Apr. 1989)

CHARLES W. KIGHT, Executive Vice President, Retail Banking and Information Technology........   55         1991
  Executive Vice President, Michigan National Bank (since Feb. 1990)
  Senior Vice President, Michigan National Corporation (1989-1991)
  Chairman and Director, Independence One Holding Company(1) (since July 1992)
  Senior Vice President, Michigan National Bank (1989-Feb. 1990)
  Senior Vice President, First Republic Bank Corporation, First Republic Bank and Republic
       Bank (until 1989)

DAVID A. LIND, Senior Vice President, Retail Banking, Michigan Bankard Services..............   45         1991
  Senior Vice President, Michigan National Bank (since 1989)
  First Vice President, Michigan National Corporation (1987-1991)
  First Vice President, Michigan National Bank (1987-1989)

B. MATT MORRIS, III, Senior Vice President, Audit/Corporate Services.........................   50         1988
  Senior Vice President, Michigan National Bank (since Mar. 1988)
  First Vice President, Auditing (until Mar. 1988)
  First Vice President, Michigan National Bank (until Mar. 1988)

ROBERT J. MYLOD, Chairman and Chief Executive Officer(5).....................................   54         1985

ROBERT V. PANIZZI, First Vice President and Controller.......................................   42         1987
  First Vice President, Michigan National Bank (since 1987)
  First Vice President, Independence One Bank of California, FSB(1) (since 1990)
  Director and Treasurer, Independence One Life Insurance Company(1) (since 1991)

WILLIAM D. RITSEMA, Senior Vice President, Credit Administration.............................   40         1990
  Senior Vice President, Michigan National Bank (since May 1990)
  First Vice President, Michigan National Corporation (1986-1990)
  First Vice President, Michigan National Bank (1986-1990)
  Director, General Audit Systems, Inc.(2) (since Sept. 1993)

EDWARD H. SONDKER, First Vice President......................................................   46         1990
  President, Chief Executive Officer, Independence One Bank of California, FSB(1) (since Nov.
  1990)
  President, Chief Executive Officer, LaJolla Bank and Trust Company (1985-1990)
  Chairman and Chief Executive Officer, Independence One Asset Management Corporation(1)
        (since Aug. 1991)

W. DAVID TULL, Executive Vice President and Treasurer, Investment Banking....................   45       Oct. 1992
  Executive Vice President, Michigan National Bank (since Feb. 1990)
  Senior Vice President and Treasurer, Michigan National Corporation (1986-Oct. 1992)
  Chairman, President and Director, Independence One Investment Services Corp.(1)
        (since Mar. 1990)
  Director, Independence One Capital Management Corporation(3) (since 1990)
  Director, Independence One Brokerage Services, Inc.(2) (since 1988)
  Chairman, Independence One Capital Management Corporation(3) (1990-1992)
  Senior Vice President, Michigan National Bank (1987-1990)

RICHARD C. WEBB, Senior Vice President, Commercial Banking...................................   54         1986
  Executive Vice President, Michigan National Bank (since Mar. 1987)
  Chairman and Director, Executive Relocation Corporation(2) (since Dec. 1990)
  Chairman and Director, MNC Leasing Company(1) (since Mar. 1990)
  Chairman and Director, MNC Financial Services(2) (since Mar. 1990)
  Director, MNC Operations and Services, Inc.(1) (since Dec. 1993)
  Director, Michigan National Bank (until Apr. 1989)
  Chairman, Southeast Region (1987-1990)

                 NAME, PRINCIPAL POSITIONS AND OFFICES WITH THE CORPORATION,                             POSITION
        BUSINESS EXPERIENCE, PRINCIPAL OCCUPATION AND EMPLOYMENT DURING PAST 5 YEARS            AGE        SINCE
- ---------------------------------------------------------------------------------------------   ---    -------------
JOSEPH J. WHITESIDE, Executive Vice President and Chief Financial Officer....................   52     Mar. 8, 1994
  Chief Financial Officer, Michigan National Bank (since March 8, 1994)
  Managing Director and Principal, Cornerstone Capital Advisors, Ltd. (since 1993)
  Executive Vice President and Chief Financial Officer, Equimark Corporation (1990-1993)
  Executive Vice President, Bank of New England Corporation (until Dec. 1990)

DAVID M. ZARNOCH, Senior Vice President, Commercial Lending..................................   45       May 1992
  Senior Vice President, Michigan National Bank (since May 1992)
  Director, MNC Financial Services, Inc.(2) (since Sept. 1993)
  Director, MNC Leasing Company(1) (since Sept. 1993)
  Executive Vice President, Ameritrust Company, N.A. (1991-1992)
  Senior Vice President, Ameritrust Company, N.A. (1985-1990)

- -------------------------
(1) First State Bank and Trust Company of Port Lavaca, Port Lavaca, TX; Independence One Asset Management Corporation, Irvine, CA; Independence One Bank of California, FSB (formerly Beverly Hills Business Bank, FSB), Mission Viejo, CA; Independence One Holding Company (formerly BancA Corporation), Dallas, TX; Independence One Investment Services Corp., Farmington Hills, MI; Independence One Life Insurance Company, Phoenix, AZ; Lockwood Banc Group, Inc., Houston, TX; MNC Leasing Company, Detroit, MI; and MNC Operations and Services, Inc., Farmington Hills, MI, are wholly-owned subsidiaries of the Corporation.
(2) Executive Relocation Corporation, Farmington Hills, MI; General Audit Systems, Inc., Farmington Hills, MI; Independence One Brokerage Services, Inc., Farmington Hills, MI; Independence One Financial Services, Inc., Southfield, MI; Independence One Mortgage Corporation, Southfield, MI; and MNC Financial Services, Detroit, MI are wholly-owned subsidiaries of Michigan National Bank.
(3) Independence One Capital Management Corporation, Farmington Hills, MI, is a wholly-owned subsidiary of Independence One Investment Services Corp.
(4) Lockwood National Bank of Houston, Houston, TX is a wholly-owned subsidiary of Lockwood Banc Group, Inc.
(5) See the section entitled "Election of Directors" on page 4 for description of principal positions and offices with the Corporation, business experience, principal occupation and employment during past five years.
                           -------------------------

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed of independent outside directors. The Compensation Committee's responsibilities include reviewing and approving recommendations from senior management and making recommendations to the Board regarding the policies and procedures that govern the various compensation programs for the Chief Executive Officer and executives of Michigan National Corporation. This responsibility includes the administration of the corporate executive salary program, the corporate bonus plan, the deferred compensation plans, the corporate stock option and performance incentive plan and all other plans that impact the Chief Executive Officer's and the executive officers' total compensation.

     Michigan National Corporation's executive compensation programs are designed to attract, retain, motivate and reward highly talented executives who are capable of developing and achieving strategic business objectives that will allow the Corporation to remain highly competitive in a very complex and demanding industry.

     On an annual basis, the Compensation Committee conducts a review of the Corporation's executive compensation programs. This review includes the presentation of salary survey information compiled by the Corporation's Human Resources Division. The Human Resources Division gathers survey data from independent sources it concludes are reliable for positions which are comparable to positions within the Corporation. This allows the Committee to evaluate competitive base salaries, bonuses and total compensation in establishing the compensation of the Corporation's executives. In 1993, data from three independent surveys covering regional banks with assets from $6 Billion to $20 Billion and Michigan banks with assets of $5 Billion or more was utilized by the Committee in formulating its base salary and bonus recommendations. If survey data was not available with respect to a specific position, the Corporation's Human Resources Division analyzed the components of the position and made a specific salary recommendation to the Committee with respect to the position.

     With respect to the 1993 base salary granted to the Corporation's Chief Executive Officer, Robert J. Mylod, after reviewing the above described survey data in the context of the Corporation's profitability, quality of its balance sheet, results of internal and external audits and the position of the Corporation in its markets, the Committee recommended a base salary of $534,500(1). The average base salary for the chief executive officers covered by the salary surveys utilized by the Committee was approximately $580,000.

     Mr. Mylod and the other executives of the Corporation had the opportunity to receive other performance-based incentives in the form of bonuses paid pursuant to the corporate bonus program and stock option awards paid pursuant to the Corporation's stock option incentive program. For 1993, the corporate bonus program provided for the payment of bonuses based upon the achievement of predetermined net income targets. A total of three net income targets were established. If the Corporation's net income was below the base level net income target, no bonuses would be paid. The bonus potential for the Chief Executive Officer and other executives increased with the achievement of each successive net income target up to a maximum of 80% of base salary for the Chief Executive Officer and 45-60% of base salary for the other named executives. Under the program, bonuses are paid 50% in cash and 50% in Michigan National Corporation common stock. Fifty percent of the stock portion is deferred over a 2-year period.

     The base level net income target was not achieved in 1993 and therefore no bonuses were paid under this program. However, Mr. Sondker, Chief Executive Officer of Independence One Bank of California, FSB ("IOBC"), received a bonus payment under the provisions of IOBC's Bonus Program. The bonus payment was based principally on achievement of a predetermined pre-tax net income goal. Mr. Gladchun, Senior Vice President, General Counsel and Secretary, was awarded a discretionary bonus by the Compensation Committee based upon its evaluation of his performance during 1993.

     The Compensation Committee recommended and the Board of Directors has approved a Corporate Bonus Program for 1994 which is similar to the 1993 Program with two significant differences. First, the principal corporate performance criteria is the Corporation's return on assets as opposed to net income. Four return-on-asset targets have been established by the Committee and the Board. Secondly, for executives other than the Chief Executive Officer and the President and Chief Operating Officer, a portion of their bonus potential will be based upon the achievement of predetermined performance objectives by the business units for which the executives are responsible. Similar to the 1993 Program, no bonuses will be paid if the base level target is not achieved. However, once the base level target is achieved, the executives' bonus potential will increase by approximately 25% with the achievement of each successive return-on-assets target up to a maximum of 80% of base salary for the Chief Executive Officer and 45-70% of base salary for the other named executives.

     In 1985, the Corporation's shareholders approved a stock option incentive plan entitled the Michigan National Corporation Stock Option and Performance Incentive Plan. Under the Plan, stock options are granted to officers by the Board of Directors upon a recommendation by the Compensation Committee. The stock options are intended to reward officers for diligent performance of their responsibilities and their contributions to the Corporation and to provide incentive for future

- ---------------

(1) This includes an increase in base salary of $4,500 as of December 30, 1993, due to the elimination of an annual automobile allowance of $9,000, which affected all officers of the Corporation with this benefit.

performance by increasing their ownership interest in the Corporation. Generally, stock options are granted with an exercise price equal to the market value on the date of grant and are vested over a three-year period with a ten-year term. In 1993, the Compensation Committee approved the granting of stock options to, of the named executive officers, Messrs. Booth and Sondker.

     On an annual basis, the Compensation Committee reviews the qualified benefit plans under which the executive officers are covered participants. This review includes an analysis of any recommended plan amendments and how those amendments and/or the existing plan provisions impact the total deferred compensation of the executive officers. The plans included in this review are the Michigan National Corporation Employees' Pension Plan and Trust Agreement, the Michigan National Corporation Deferred Compensation Plan and Trust, the Michigan National Corporation Employee Stock Ownership Plan and the Michigan National Corporation Stock Option and Performance Incentive Plan.

                                                 Stanton Kinnie Smith, Jr.,
                                                 Chairman
                                                 Gerald B. Mitchell
                                                 Walter H. Teninga

                               PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing cumulative five-year stockholder returns on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market Index(1) and the Keefe, Bruyette & Woods Bank Stock Index (KBW 50 Index)(2) for the five-year period commencing December 31, 1988 and ending December 31, 1993.(3)

                                                               KEEFE, BRUYETTE
                                   MICHIGAN                       AND WOODS
                                   NATIONAL                       BANK STOCK
      Measurement Period          CORPORATION    NASDAQ STOCK     INDEX (KBW
    (Fiscal Year Covered)           (MNCO)       MARKET INDEX         50)
1988                                    100.00          100.00          100.00
1989                                    115.00          121.24          118.91
1990                                     41.52          102.96           85.40
1991                                    112.17          165.21          135.17
1992                                    144.40          192.11          172.23
1993                                    167.81          219.21          181.77

(1) The NASDAQ Stock Market Index, a broad market equity index, is made up of both U.S. and foreign companies listed on the NASDAQ exchange.

(2) The KBW 50 Index, a market-capitalization-weighted index, is made up of fifty of the nation's most important banking companies, including all money-center and most regional banks.

(3) Total return includes reinvestment of dividends. All data is as of fiscal year-end December 31.

                             EXECUTIVE COMPENSATION

     The following table provides summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation (determined as of December 31, 1993) for the fiscal years ended December 31, 1991, 1992 and 1993:

                           SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                                                                      ------------------------------
                        ANNUAL COMPENSATION                                  AWARDS          PAYOUTS
- -------------------------------------------------------------------   --------------------   -------
           (a)              (b)      (c)       (d)         (e)            (f)        (g)       (h)         (i)
                                                          OTHER       RESTRICTED
                                                          ANNUAL        STOCK                 LTIP      ALL OTHER
    NAME AND PRINCIPAL             SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PAYOUTS   COMPENSATION
          POSITION          YEAR     ($)       ($)         ($)           ($)         (#)       ($)         ($)
- --------------------------  ----   -------   -------   ------------   ----------   -------   -------   ------------
ROBERT J. MYLOD...........  1993   529,259     --          --            --          --        --            6,558(1)
  Chairman and              1992   470,848     --         665,803(2)     --          --        --        1,238,344(3)
  Chief Executive           1991   459,320     --          N/A           --         7,000      --              N/A
  Officer

ERIC D. BOOTH.............  1993   280,705     --          --            --         1,000      --            6,558(1)
  Executive Vice            1992   241,305     --          52,353(2)     --          --        --           94,600(3)
  President                 1991   223,211     --          N/A           --         5,000      --              N/A

CHARLES W. KIGHT(4).......  1993   275,139     --          --            --          --        --            6,558(1)
  Executive Vice            1992   230,672     --         119,831(2)     --          --        --          209,132(3)
  President, Retail         1991   204,471     --          N/A           --         5,000      --              N/A
  Banking and
  Information Technology

EDWARD H. SONDKER.........  1993   224,177   113,250       --            --         1,400      --            6,558(1)
  Chief Executive           1992   204,114   107,000       --            --          --        --            5,714(3)
  Officer of                1991   216,863   100,000       N/A           --         3,000      --              N/A
  Independence One
  Bank of California, FSB

LAWRENCE L. GLADCHUN......  1993   189,540    75,000       --            --          --        --            6,558(1)
  Senior Vice               1992   175,610     --          --            --          --        --            4,707(3)
  President,                1991   168,780     --          N/A           --         2,000      --              N/A
  General Counsel and
  Secretary

- -------------------------
(1) The 1993 compensation figures in the All Other Compensation column are equal to the annual contribution to the Employee Stock Ownership Plan ("ESOP") for each executive.

(2) The 1992 compensation figures attributable to Messrs. Mylod, Booth and Kight in the Other Annual Compensation column are equal to the tax gross up provided to them as a consequence of the Corporation's purchase of single premium annuities for them in 1992. For an explanation of the purchase, see the section entitled "Pension Plans" on page 17.

(3) The 1992 compensation figures attributable to Messrs. Mylod, Booth and Kight in the All Other Compensation column are equal to the premium expense of the single premium annuities purchased for them in 1992 (see reference in footnote #2) and the annual contribution to the Employee Stock Ownership Plan ("ESOP") for each executive. For Mr. Mylod, the premium expense was $1,232,630 and the ESOP contribution was $5,714. For Mr. Booth, the premium expense was $88,886 and the ESOP contribution was $5,714. For Mr. Kight, the premium expense was $203,418 and the ESOP contribution was $5,714. The 1992 entries in this column for Messrs. Sondker and Gladchun represent the annual ESOP contributions for their accounts.

(4) Mr. Kight no longer serves in this capacity as a result of a reorganization announced on March 10, 1994.

                              STOCK OPTION GRANTS

     The following table provides information, with respect to the named executive officers, concerning the grant of stock options during the last fiscal year.

                    OPTION GRANTS IN LAST FISCAL YEAR TABLE

                                INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------    POTENTIAL REALIZABLE     ALTERNATIVE
                                                  (C)                                   VALUE AT ASSUMED       TO (F) AND
                                                PERCENT                               ANNUAL RATES OF STOCK    (G): GRANT
                                               OF TOTAL                                PRICE APPRECIATION      DATE VALUE
                                                OPTIONS                                  FOR OPTION TERM       ----------
                                                GRANTED       (D)                     ---------------------
                                      (B)         TO        EXERCISE                                              (F)
                                    OPTIONS    EMPLOYEES    OR BASE        (E)          (F)          (G)       GRANT DATE
               (A)                  GRANTED    IN FISCAL     PRICE      EXPIRATION       5%          10%        PRESENT
              NAME                    (#)       YEAR(%)      ($/SH)        DATE        ($)(1)      ($)(1)       VALUE($)
- ---------------------------------   -------    ---------    --------    ----------    --------    ---------    ----------
ROBERT J. MYLOD..................        --        --           N/A            N/A        N/A          N/A            N/A
ERIC D. BOOTH....................     1,000       0.5%       $59.50       10/20/03    $37,485     $ 94,605            N/A
CHARLES W. KIGHT.................        --        --           N/A            N/A        N/A          N/A            N/A
EDWARD H. SONDKER................     1,400       0.7%        59.50       10/20/03     52,479      132,447            N/A
LAWRENCE L. GLADCHUN.............        --        --           N/A            N/A        N/A          N/A            N/A

- -------------------------
(1) The 5% and 10% annual rates of stock price appreciation are hypothetical assumptions, and such increases in the Corporation's stock price may not actually occur.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the named executive officers, concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUES TABLE

          (a)                   (b)           (c)                    (d)                              (e)
                                                                    NUMBER OF                  VALUE OF UNEXERCISED
                         SHARES ACQUIRED       VALUE             UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
          NAME           ON EXERCISE (#)    REALIZED ($)            AT FY-END (#)                AT FY-END ($)(1)
- ------------------------  ---------------    ------------    -----------------------------    -----------------------------
ROBERT J. MYLOD.........      --                 --          Exercisable            31,666    Exercisable        $  356,487
                                                             Unexercisable           2,334    Unexercisable          45,513
ERIC D. BOOTH...........    23,001           $615,110        Exercisable            14,000    Exercisable            87,500
                                                             Unexercisable           2,666    Unexercisable          32,487
CHARLES W. KIGHT........      --                 --          Exercisable            12,668    Exercisable           167,539
                                                             Unexercisable           1,666    Unexercisable          34,487
EDWARD H. SONDKER.......      --                 --          Exercisable             6,000    Exercisable           198,000
                                                             Unexercisable           2,400    Unexercisable          19,500
LAWRENCE L. GLADCHUN....      --                 --          Exercisable            23,834    Exercisable           431,638
                                                             Unexercisable             666    Unexercisable          12,987

- -------------------------

(1) The closing price on 12/31/93 was $57.50 per share.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Corporation has an employment agreement dated January 16, 1985, with Robert J. Mylod, under which Mr. Mylod will serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Under the contract, Mr. Mylod's current salary as of December 31, 1993 is $534,500. The current term of this agreement expires January 22, 1999. However, the agreement provides that on January 22 of each year, the term of the agreement is automatically extended for an additional year unless notice to the contrary is given by either party before any scheduled extension is to occur. In addition to participation in all standard employee benefit plans, Mr. Mylod is entitled to other benefits afforded senior officers of the Corporation including participation in the Corporation's Bonus Plans. If Mr. Mylod's employment as an officer is terminated by the Corporation, he will continue to receive his salary and benefits for the remaining term of the agreement. The agreement also provides for certain benefits to be paid in the event of disability or death.

     The Corporation has an employment agreement dated November 17, 1993 with Douglas E. Ebert, under which Mr. Ebert will serve as President and Chief Operating Officer of the Corporation. Under the contract, Mr. Ebert's current salary as of December 31, 1993 is $450,000. The current term of this agreement expires December 31, 1996. However, the agreement provides that at the end of each of the first two years, the term can be extended for an additional year at the discretion of the Board of Directors. Under the employment agreement, Mr. Ebert was granted the option to purchase 100,000 shares of the Corporation's Common Stock at $58.87 per share, with a ten year term. Mr. Ebert also received a one-time lump sum hiring consideration payment of $75,000. In addition to participation in all standard employee benefit plans, Mr. Ebert is entitled to other benefits afforded senior officers of the Corporation including participation in the Corporation's Bonus Plans. If Mr. Ebert's employment as an officer is terminated by the Corporation, he will continue to receive his salary for the remaining term of the agreement.

     The Corporation has an employment agreement dated March 2, 1994 with Joseph
J. Whiteside, under which Mr. Whiteside will serve as Executive Vice President and Chief Financial Officer of the Corporation. Under the contract, Mr. Whiteside's current salary is $275,000. The current term of this agreement expires March 2, 1997. However, the agreement provides that at the end of each of the first two years, the term can be extended for an additional year at the discretion of the Board of Directors. Under the employment agreement, Mr. Whiteside was granted the option to purchase 25,000 shares of the Corporation's Common Stock at $64.375 per share, with a ten year term. Mr. Whiteside also received a one-time lump sum hiring consideration payment of $35,000. In addition to participation in all standard employee benefit plans, Mr. Whiteside is entitled to other benefits afforded senior officers of the Corporation including participation in the Corporation's Bonus Plans. If Mr. Whiteside's employment as an officer is terminated by the Corporation, he will continue to receive his salary for the remaining term of the agreement.

     In September 1989, the Corporation entered into executive change in control severance agreements with current executive officers of the Corporation including, of the named executive officers, Messrs. Mylod, Booth, Kight, and Gladchun, and the Corporation entered into the same agreement with Mr. Ebert in February 1994 and with Mr. Whiteside in March 1994, in order to reinforce and encourage the continued dedication and attention of those executives as members of the Corporation's management without distractions in potentially disturbing circumstances arising from the possibility of a change in control of the Corporation. These agreements are operative upon the occurrence of a "change in control" of the Corporation, which would be deemed to occur (a) upon any person or group of persons other than the Corporation, its subsidiaries or employee benefit plans acquiring the beneficial ownership of 20% or more of the combined voting power of the Corporation's then outstanding voting securities; or (b) if during any two year period during the term of the agreement, individuals who at the beginning of such period constitute the Corporation's Board of Directors, cease for any reason to constitute at least a majority thereof; or (c) upon a merger, consolidation or any sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation, or any other similar business combination or transaction other than any business combination or transaction which (i) would result in the outstanding voting securities of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 75% of the combined voting securities immediately after such business combination or transaction or (ii) would be effected to implement a recapitalization of the Corporation in which no person or group of persons acquires 20% or more of the combined voting power of the outstanding voting securities of the Corporation; or (d) upon the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or (e) upon the occurrence of any other event that requires reporting in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934.

     Each agreement provides that, in the event of certain terminations of the executive's employment with the Corporation within two years of a change of control of the Corporation, the executive will be entitled to receive the following severance benefits: (1) a lump-sum payment equal to three times the greater of (i) the executive's annual salary in effect at the time of the notice of termination; or (ii) the executive's average salary based on the previous 5 calendar years; (2) a lump-sum payment equal to (i) two times the highest annual bonus paid during the prior 5 calendar years plus (ii) a pro rata portion of any bonus the executive shall be deemed to have earned for the year termination occurred; (3) Mr. Mylod and Mr. Booth will be treated as being 100% vested in their Supplemental Pension Agreements described on pages 17-18; (4) all other executives will receive, in addition to their vested benefits under the Pension Plan, a supplemental cash benefit equal to the excess of (i) benefits payable under the Pension Plan if the executive continued to be employed for the remainder of the period under this agreement over (ii) the benefits actually payable under any such plan in addition to their fully vested benefits; (5) a payment of $10,000 for outplacement services; (6) an office, secretary and automobile for two years and
(7) the continuation of equivalent life, health, hospitalization, disability and other similar benefits that the executive would have received prior to termination for the remainder of the period under this agreement. Benefits under this agreement, to the extent that they conflict therewith, are paid in lieu of benefits provided under any employment or severance agreement or other arrangement with the executive.

     Under the agreement, the executive is not required to mitigate the amount of payments by seeking employment or otherwise; nor shall the amount of any benefit be reduced by any compensation or benefit earned by the executive after termination. In addition, if an executive becomes subject to an excise tax under the Internal Revenue Code as a result of any payments or benefits received on a change in control, the Corporation will make an additional payment to the executive to make him whole after payment of the excise tax and any income taxes on the additional payment.

     The agreement is inoperative when the termination of the executive is made
(i) by the Corporation due to death, permanent disability or cause, or (ii) by the executive for other than "good reason". "Good reason" is broadly defined in the agreements to include any significant adverse alteration in duties or responsibilities of the executive, any reduction in compensation or benefits or involuntary relocation. The agreements terminate five (5) years from the date of their execution; however, the term is automatically extended for an additional year on each anniversary of the execution date unless, prior to such anniversary date, the executive is notified to the contrary in writing.

                                 PENSION PLANS

     The Corporation also has a Supplemental Pension Agreement ("Pension Agreement") dated January 16, 1985 with Mr. Mylod, under which he will be entitled to an annual contractual pension benefit equal to the vested portion of 60% of his average annual total compensation (salary plus bonus) for the 36 consecutive months his total compensation was the highest, less (i) the annual amount of any benefits he is then entitled to receive under the Corporation's Pension Plan, (ii) the annual amount of any benefits he is entitled to receive under Social Security, and (iii) the pre-tax equivalent of any annual benefits due him under any single premium deferred annuity contracts purchased by the Corporation on his behalf. Under the vesting schedule of the Pension Agreement, Mr. Mylod is currently 90% vested. He will be fully vested next year. Mr. Mylod will first be eligible to receive pension benefits at age 55, but such payment will be reduced by 2% for each year that the commencement of payments precedes his attainment of age 60.

     If Mr. Mylod retires at age 60 with average annual total compensation of $714,428 and 15 years of service, his estimated annual contractual benefit under the Pension Agreement would be $357,083. In combination with the qualified pension plan and social security, his total estimated annual pension benefits would be $428,657. Pension benefits are paid for Mr. Mylod's life and then to his surviving spouse for life. If Mr. Mylod dies before receiving his benefit, his surviving spouse will receive his lifetime monthly benefit beginning at age 55.

     The Corporation also has entered into Pension Agreements with, of the other named executive officers, Eric D. Booth (dated October 22, 1987, amended November 7, 1988, August 1, 1989, May 29, 1992 and February 26, 1993), Charles
W. Kight (dated November 7, 1990 and amended January 1, 1991 and March 12, 1993) and Lawrence L. Gladchun (dated March 3, 1992 and amended March 4, 1993). The Pension Agreements entitle each executive officer to an annual contractual pension benefit equal to the vested portion of a contractual benefit less (i) the annual amount of any benefits each is entitled to receive under the Corporation's Pension Plan, (ii) the annual amount of any benefit each is entitled to receive under Social Security, and (iii) the pre-tax equivalent of any annual benefits due him under any single premium deferred annuity contracts purchased by the Corporation on his behalf. The contractual benefit for each of the above individuals is as follows: Mr. Booth ($200,000), Mr. Kight ($150,000) and Mr. Gladchun ($100,000). These Pension Agreements provide for 10% vesting in the plan benefits after each year of service under the plans, until they are 100% vested after 10 years of service. Mr. Booth is presently 90% vested; Mr. Kight is 50% vested; and Mr. Gladchun is 30% vested. All of these plans will become 100% vested in the event of a change in control of the Corporation.

     Messrs. Booth and Gladchun will be eligible to receive pension benefits at age 55, but such payments will be reduced by 2% for each year that the commencement of payments precedes their attainment of age 60. Assuming that they retire at age 60, at current compensation levels, the estimated annual contractual benefit under their Pension Agreements would be $200,000 and $100,000, respectively, reduced by other benefits as noted above. Mr. Kight will be eligible to receive pension benefits at age 60. Assuming Mr. Kight retires at age 60 (the age at which he will become fully vested), his estimated annual contractual benefit will be $150,000, reduced by other benefits as noted above. Generally, the pensions will be paid monthly for each executive officer's life, and then to his surviving spouse for life. If the executive officer dies before receiving his benefit, his surviving spouse will receive his lifetime monthly benefit beginning at or after age 55 or 60, whichever is applicable.

     The Corporation also has entered into a Supplemental Pension Agreement ("Pension Agreement") with Douglas E. Ebert, dated January 10, 1994, under which he will be entitled to an annual contractual pension benefit equal to the vested portion of 50% of his average annual total compensation (salary plus bonus) for the three years his total compensation was the highest, less (i) the annual amount of any benefits he is then entitled to receive under the Corporation's Pension Plan, (ii) the annual amount of any benefits he is entitled to receive under Social Security, and (iii) the pre-tax equivalent of any annual benefits due him under any single premium deferred annuity contracts purchased by the Corporation on his behalf. Under the vesting schedule of the Pension Agreement, Mr. Ebert is currently 0% vested. His vested interest will increase to 30% at the end of the third year and will increase by an additional 10% each year thereafter through year ten until he is 100% vested. Mr. Ebert will first be eligible to receive pension benefits at age 58, but such payment will be reduced by 2% for each year that the commencement of payments precedes his attainment of age 60.

     The Corporation also has entered into a Supplemental Pension Agreement ("Pension Agreement") with Joseph J. Whiteside in March 1994, under which he will be entitled to an annual contractual pension benefit equal to the vested portion of 40% of his average annual total compensation (salary plus bonus) for the three years his total compensation was the highest, less (i) the annual amount of any benefits he is then entitled to receive under the Corporation's Pension Plan, (ii) the annual amount of any benefits he is entitled to receive under Social Security, and
(iii) the pre-tax equivalent of any annual benefits due him under any single premium deferred annuity contracts purchased by the Corporation on his behalf. Under the vesting schedule of the Pension Agreement, Mr. Whiteside is currently 0% vested. His vested interest will increase to 30% at the end of the third year and will increase by an additional 10% each year thereafter through year ten until he is 100% vested. Mr. Whiteside will first be eligible to receive pension benefits at age 62.

     Effective in 1992, the Board of Directors authorized amendments to all of the Pension Agreements to allow for purchases of individual non-participating non-qualified deferred annuities to fund a portion of the Corporation's obligations under the Pension Agreements. The annuities so purchased are owned by the executive officer. Under the amendments, the maximum amount of benefits which may be annuitized at any time equals the lesser of the vested accrued benefit at the purchase date payable at age 65, or the projected vested accrued benefit payable at age 65, assuming service continues to age 65 and that compensation (for purposes of calculating various benefit offsets to the supplemental pension or the target benefits) increases at 5% per year. (In Mr. Mylod's case, the maximum amount of benefits which may be annuitized at any time equals the vested accrued benefit as of the purchase date, payable at age 65.) Under the amendments, the benefits due under the Pension Agreements are offset by the pre-tax equivalent of any annuity purchased. The form of payment and death benefits under the annuity policies generally mirror those payable under the Pension Agreements. Under the amendments, annuity policies may be purchased from time to time in the future.

     The benefits purchased under the annuity policies will always be less than what the Corporation would have otherwise paid, because, unlike supplemental retirement benefits paid directly by the Corporation, payments under the annuity policies will not be fully taxable to the executive officer upon receipt. Thus, the annuities purchased reflect the after-tax equivalent of benefits which would otherwise be paid by the Corporation on a pre-tax basis.

     The purchase of annuity policies by the Corporation constitutes taxable income to the executive officer in the year of the purchase. The Corporation paid the federal and state taxes resulting both from the purchases and such tax payments.

     The table below sets forth for each executive officer the pre-tax annuity purchased, its purchase price, and the Corporation's resulting payment of taxes on behalf of the executive officer:

                                                        PRE-TAX ANNUITY
                                                       PURCHASED PAYABLE      PURCHASE         TAX
EMPLOYEE                                                  AT AGE 65(1)         PRICE(2)      PAYMENTS(3)
- --------                                               -----------------     ----------     ------------
MR. MYLOD...........................................     $288,900/year       $1,232,630     $665,803

MR. BOOTH...........................................       28,030/year           88,886       52,353

MR. KIGHT...........................................       45,922/year          203,418      119,831

- -------------------------
(1) Included in total pre-tax pension benefits or in fixed dollar pension benefits disclosed for the executives.

(2) Included in the 1992 entries in column (i) of the Summary Compensation Table on page 13.

(3) Included in the 1992 entries in column (e) of the Summary Compensation Table on page 13.

                           COMMITTEES AND ATTENDANCE

     In 1993, the Corporation had a standing Audit and Credit Committee of the Board of Directors comprised of seven directors, all of whom were not employees of the Corporation or its subsidiaries: Richard T. Walsh (Chairman), Daniel T. Carroll, John S. Carton, Sidney E. Forbes, Sue L. Gin, Morton E. Harris (until April 1993) and William F. Pickard. The functions generally performed by the Audit and Credit Committee included reviewing all internal and external audit activities, reviewing ethics activities, reviewing credit administration activities, reviewing regulatory authority activities and advising the Board of Directors and management on broad issues related to these various areas. The duties of the Audit and Credit Committee generally included: (1) reviewing the scope and effectiveness of the Corporation's procedures for internal auditing and loan review and the results thereof; (2) overseeing the Internal Audit Department of the Corporation and reviewing with Management the appointment and/or termination of the Director of Internal Audit; (3) overseeing the Loan Review Function and reviewing with management the appointment and/or termination of the Manager of Loan Review; (4) overseeing the Audit and Credit Committees of the Corporation's subsidiary depository institutions; (5) reviewing the qualifications, independence and fees of the external auditors and making recommendations to the Board of Directors regarding the selection and/or termination of the external auditors of the Corporation; (6) reviewing the scope of the auditing engagement of the external auditors, significant accounting policy changes and audit conclusions regarding significant accounting estimates with management and resolving any significant disagreements between the external auditors and/or internal auditors and Management; (7) reviewing the consolidated financial statements of the Corporation and any significant adjustments thereto proposed by the external auditors; (8) reviewing procedures used to determine and test the adequacy of the allowance for possible credit losses; (9) reviewing all management reports required to be prepared pursuant to Section 112 of the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") and the basis for such reports; (10) reviewing the adequacy and effectiveness of the internal control structure and procedures for financial reporting, and the resolution of any identified material weaknesses and reportable conditions in internal controls; (11) reviewing the "management letter" prepared by the external auditors and approval of Management's responses thereto; (12) reviewing examination reports made by regulatory agencies and approval of Management's responses thereto; (13) reviewing significant regulatory developments and/or accounting or reporting changes issued by the Financial Accounting Standards Board or the Securities and Exchange Commission bearing on annual financial reporting requirements; (14) reviewing the Code of Ethics regarding business conduct for the Corporation; and (15) reviewing ethics related reports. The Audit and Credit Committee held six meetings in 1993.

     In 1993, the Corporation had a Compensation Committee of the Board of Directors comprised of three directors, all of whom were not employees of the Corporation or its subsidiaries: Stanton Kinnie Smith, Jr. (Chairman), Gerald B. Mitchell and Walter H. Teninga. In 1993, the Compensation Committee received recommendations from senior management and made recommendations to the Board of Directors on: (1) the total compensation and benefits of the five highest paid executive officers of the Corporation and of certain other officers; (2) the employee benefit programs; (3) the annual bonus plans; (3) the stock option programs; and (4) the employee stock purchase programs. The Compensation Committee held four meetings in 1993.

     In 1993, the Corporation also had a Nominating Committee of the Board of Directors comprised of four directors, all of whom were not employees of the Corporation or its subsidiaries: Gerald B. Mitchell (Chairman), Stanton Kinnie Smith, Jr., Walter H. Teninga, and James A. Williams. In 1993, the Committee made recommendations to the Board of Directors on: (1) the nominees to the Board for election by stockholders; (2) the membership of the various committees of the Board; and (3) the compensation, benefits and business liability insurance of outside directors. The Nominating Committee did not meet in 1993, but met on February 23, 1994 to address the current nominees.

     In 1993, the Corporation also had an Investment Committee of the Board of Directors comprised of three directors, a majority of whom were not employees of the Corporation or its subsidiaries: Morton E. Harris (Chairman), Robert J. Mylod and James A. Williams. In 1993, the Investment Committee reviewed the Corporation's investment activities on a periodic basis and monitored investment activities for conformance with the Board's established investment policies. The Investment Committee held three meetings in 1993.

     There were a total of eleven regular meetings of the Board of Directors in 1993. All incumbent directors attended at least 75% of the meetings of the Board of Directors and the various committees of which they were members.

                             DIRECTOR COMPENSATION

     In 1993, the Board of Directors met on eleven separate occasions. Outside directors of the Corporation received $13,500 as a retainer for their services. For their attendance at each board meeting, outside directors received $900. The retainer and board meeting fees include fees paid to outside directors for their service on the Board of Michigan National Bank. All outside directors who served on a committee were paid $500 for their attendance at each committee meeting, which was increased to $800 in April 1993. The Chairman of the various board committees received an additional retainer of $3,000. These fees paid to outside directors will remain the same in 1994, except that beginning in April 1994, all outside directors who serve on the Audit and Credit Committee will be paid $2,000 for their attendance at each committee meeting, and the retainer for the Chairman of the Audit and Credit Committee will increase to $5,000.

     The directors of the Corporation may elect to participate in the Corporation's Deferred Compensation Plan for Directors ("the Plan"). Under the terms of the Plan, outside directors have the option to defer all or a portion of their retainer or fees for services as a member of the board or any committee, in cash or the equivalent in Michigan National Corporation stock. Deferred fees are credited to a deferred compensation account maintained by the Corporation for each director. Payments may be made in any year following the year in which they are earned or upon resignation, death or disability.

     All direct expenses incurred by outside directors to attend meetings are reimbursed by the Corporation. Directors and committee members of the Corporation or any of its subsidiaries, who are officers of the Corporation or any of its subsidiaries, do not receive director or committee fees in addition to their salaries.

                              CERTAIN TRANSACTIONS

     Directors and executive officers of the Corporation, certain beneficial owners of over 5% of the Corporation's Common Stock and members of their immediate families were customers of, and had transactions (including loans and loan commitments) with the Corporation and its subsidiaries during 1993. In the opinion of management, all such loan transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Corporation or its subsidiaries, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1993, FCN Associates, a general partnership, received lease payments totalling $1,825,822 under a lease with a subsidiary of Michigan National Bank for offices in the Galleria Officentre in Southfield, Michigan. Sidney E. Forbes, a director of the Corporation, is a 50% owner of Forbes-Cohen Properties, a general partnership, which owns 46% of Forbes-Cohen Family Limited Partnership, which owns 66 2/3% of FCN Associates.

     During 1993, Amway Hotel Corporation ("Amway Hotel") received lease payments totalling $76,271 under a lease of a banking facility in the Amway Plaza Hotel, Grand Rapids, Michigan, to a subsidiary bank of the Corporation. Amway Hotel is a wholly-owned subsidiary of Amway Properties Corporation, which is a wholly-owned subsidiary of Amway Corporation. Stephen A. Van Andel, a director nominee of the Corporation, is Vice President and Chairman of the Executive Committee of Amway Corporation.

     James A. Williams, a director of the Corporation, is a managing partner of the law firm Williams, Schaefer, Ruby and Williams, P.C., to which $95,864 were paid for legal services in 1993.

                     EXCHANGE ACT, SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 1993. All of these filing requirements were satisfied by its officers and directors except that David M. Zarnoch, Senior Vice President, failed to file on a timely basis one required report relating to one transaction involving Common Stock of the Corporation. In making this statement, the Corporation has relied on the written representations of its incumbent directors and officers and copies of the reports that they have filed with the Commission.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.

     The Corporation's independent public accounting firm is Deloitte & Touche. In 1993, Deloitte & Touche performed audit and audit-related services for the Corporation which included an examination of the consolidated financial statements of the Corporation, and consultation with the Corporation on accounting and reporting matters. Deloitte & Touche also provided non-audit professional services. A representative of Deloitte & Touche will be available at the Annual Meeting to respond to appropriate stockholder questions and will have an opportunity to make a statement.

     All costs incurred in connection with the solicitation of Proxies, including the preparation and mailing of related materials, will be paid by the Corporation. The solicitation of Proxies will be made primarily by mail. In addition, Proxies may be solicited personally, by telephone or similar means by the Corporation or its agents, and the Corporation may pay persons holding Common Stock of the Corporation in their name, or those of their nominees, for their expenses in sending soliciting materials to their principals. Morrow & Company has been retained to assist the Corporation in the solicitation for a fee of approximately $7,500 plus expenses, and First Chicago Trust Company of New York has been retained to tabulate and prepare the Proxies at a fee estimated to be approximately $10,000 plus expenses. Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders of the Corporation, and included in the Corporation's proxy statement relating to that meeting, must be received by the Corporation at the principal executive offices of the Corporation at 27777 Inkster Road, P.O. Box 9065, Farmington Hills, Michigan 48333-9065, not later than November 17, 1994.

                                               Michigan National Corporation

                                               LAWRENCE L. GLADCHUN
                                               Secretary

Farmington Hills, Michigan
March 17, 1994

- --------------------------------------------------------------------------------

                             MICHIGAN NATIONAL CORPORATION
P                                 27777 INKSTER ROAD
                              FARMINGTON HILLS, MI 48334
R
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
O
          The undersigned hereby appoints Robert J. Mylod and Lawrence L.
X Gladchun as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated
Y hereon, all the shares of the common stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting to be held on Tuesday, April 19, 1994, or at any adjournment or adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                ---------
                                                                SEE
                                                                REVERSE
                                                                SIDE
                                                                ---------


                 (Continued and to be signed on the reverse side)
- --------------------------------------------------------------------------------

COMMON STOCKHOLDERS CARD

- --------------------------------------------------------------------------------
                                                                        3630
- --------------------------------------------------------------------------------
      --------  PLEASE MARK YOUR
         X      VOTES AS IN THIS
                EXAMPLE.
       ------


                 FOR ALL NOMINEES (EXCEPT AS    WITHHOLD AUTHORITY TO
Election of       INDICATED TO THE CONTRARY).   VOTE FOR ALL NOMINEES.    NOMINEES: Daniel T. Carroll, John S. Carton, Douglas E.
 Directors                                                                          Ebert, Sidney E. Forbes,  Sue L. Gin, Morton
                          / /                          / /                          E. Harris,  Gerald B. Mitchell, Robert J.
                                                                                    Mylod, William F. Pickard, Stanton Kinnie
                                                                                    Smith, Jr., Walter H. Teninga, Stephen A. Van
                                                                                    Andel, Richard T. Walsh, and James A. Williams.
To withhold authority to vote for any nominee, write that nominee's name on the space provided below.

- ---------------------------------------------------------------------------    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                               VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED
                                                                               STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS
                                                                               PROXY WILL BE VOTED FOR ALL OF THE NOMINEES
                                                                               LISTED ABOVE.

                                                                               Please sign exactly as name appears on this
                                                                               Proxy. When shares are held by joint tenants,
                                                                               both should sign. When signing as attorney,
                                                                               executor, administrator, trustee or guardian,
                                                                               please give full title as such. If a
                                                                               corporation, please sign in full corporate
                                                                               name by an authorized officer. If a
                                                                               partnership, please sign in partnership name
                                                                               by an authorized person.

                                                                               PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
                                                                               USING THE ENCLOSED ENVELOPE.

                                                                               --------------------------------, 1994
                                                                               Signature      Date

                                                                               --------------------------------, 1994
                                                                               Signature (if held jointly)   Date
- --------------------------------------------------------------------------------
COMMON STOCKHOLDERS CARD

- --------------------------------------------------------------------------------
                         CONFIDENTIAL VOTING INSTRUCTION CARD

                             MICHIGAN NATIONAL CORPORATION

                        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                         DEFERRED COMPENSATION PLAN AND TRUST
                     DEFERRED COMPENSATION PLAN AND TRUST (PAYSOP)

              The Board of Directors of Michigan National Corporation (the "Corporation") has proposed one matter for consideration by stockholders at its Annual Meeting of Stockholders scheduled for April 19, 1994. This matter is described hereon and in the Corporation's Proxy Statement. As a participant in the Michigan National Corporation Employee Stock Ownership Plan and Trust and/or the Michigan National Corporation Deferred Compensation
          Plan and Trust and/or the Michigan National Corporation Deferred Compensation Plan and Trust (PAYSOP subaccount) (the "Plans"), you have the right to instruct the Trustee of the Plan(s) on how to vote the Corporation's stock allocated for voting purposes to your account(s) in the Plan(s) ("Allocated Shares"). If you wish to direct the voting of your Allocated Shares in favor of (FOR) the matter proposed, date and sign this Confidential Voting Instruction Card and return it as instructed. However, if you wish to individually direct the voting of your Allocated Shares on the matter proposed, complete, date and sign this Confidential Voting Instruction Card and return it as instructed. If you do not direct the voting of your Allocated Shares in the Employee Stock Ownership Plan and Trust and/or the Deferred Compensation Plan and Trust, they will be voted in the same proportion as other shares of the Corporation's stock held by each respective Plan for which timely and proper voting instructions are received from participants. If you do not direct the voting of your PAYSOP Allocated Shares, they will not be voted. Therefore, it is important that you complete this Confidential Voting Instruction Card and return it PROMPTLY in the enclosed envelope. FIRST CHICAGO TRUST COMPANY OF NEW YORK WILL RECEIVE AND MAINTAIN YOUR INDIVIDUAL VOTING INSTRUCTIONS IN CONFIDENCE AND HAS BEEN INSTRUCTED ONLY TO REPORT TO THE TRUSTEE THE CUMULATIVE RESULTS OF ALL VOTING INSTRUCTIONS RECEIVED FOR EACH PLAN. The Trustee will vote the Corporation's stock held by each Plan in accordance with the cumulative voting instructions of all participants in each Plan, as above described.



                                                                  ---------
                                                                  SEE
                                                                  REVERSE
                                                                  SIDE
                                                                  ---------
               (Continued and to be signed on the reverse side)
- --------------------------------------------------------------------------------

EMPLOYEE

- --------------------------------------------------------------------------------
                                                                        0472
- --------------------------------------------------------------------------------
      --------  PLEASE MARK YOUR
         X      VOTES AS IN THIS
                EXAMPLE.
       ------

                FOR ALL NOMINEES (EXCEPT AS     WITHHOLD AUTHORITY TO
                INDICATED TO THE CONTRARY).     VOTE FOR ALL NOMINEES.
Election of
 Directors               / /                           / /                NOMINEES: Daniel T. Carroll, John S. Carton, Douglas E.
                                                                                    Ebert, Sidney E. Forbes, Sue L. Gin, Morton E.
                                                                                    Harris, Gerald B. Mitchell, Robert J. Mylod,
                                                                                    William F. Pickard, Stanton Kinnie Smith, Jr.,
                                                                                    Walter H. Teninga, Stephen A. Van Andel,
                                                                                    Richard T.  Walsh, and James A. Williams.



To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

- -----------------------------------------------------    NOTE: IF YOU DO NOT PROVIDE TIMELY AND PROPER VOTING INSTRUCTIONS, THEN
                                                               YOUR ALLOCATED SHARES IN THE  EMPLOYEE STOCK OWNERSHIP PLAN AND
                                                               TRUST AND/OR THE DEFERRED COMPENSATION PLAN AND TRUST WILL BE VOTED
                                                               IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH TIMELY AND PROPER
                                                               VOTING INSTRUCTIONS ARE RECEIVED. IF YOU DO NOT PROVIDE TIMELY AND
                                                               PROPER VOTING INSTRUCTIONS, YOUR PAYSOP SHARES WILL NOT BE VOTED.

                                                               PLEASE MARK (OPTIONAL), SIGN, DATE AND RETURN THIS CONFIDENTIAL
                                                               VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

                                                               Date:   --------------------------------, 1994

                                                                       --------------------------------
                                                                       Signature
- --------------------------------------------------------------------------------
EMPLOYEE